Exhibit 10.3

DATED [11th March 2021)

BETWEEN

Treasure Global Inc

("Purchaser")

AND

THE PERSONS STATED IN COLUMN I OF SCHEDULE 1

("Vendors")

SHARE SWAP AGREEMENT

THIS AGREEMENT is made on [11th March 2021]

BETWEEN:

(1)	Treasure Global Inc (Company No.: 7908921) a company incorporated in the State of Delaware with its registered address at 16192, Coastal Highway, Lewes, Delaware 19958, Country of Sussex (the "Purchaser") of the one part;

AND

(2)	THE PERSONS STATED IN COLUMN I OF SCHEDULE 1 (the "Vendors") of t he other part.

WHEREAS:

A.	The Vendors are the registered and beneficial owner of the Sale Shares (as defined below) where their respective shareholdings are stated hereunder in Schedule 1.

B.	As part of the corporate restructuring prior to seeking the Admission (as defined below) of the Purchaser, to which would result in the Target Company being wholly owned by the Purchaser, the Purchaser is desirous to acquire the Sale Share and to issue the Consideration Shares (as defined below) to the Vendors subject to the terms and conditions hereinafter set out.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement, including without limitation the recitals and the schedules, unless the context otherwise requires:

1.1	the following expressions shall have the meaning set out against them:

"Admission"	means admission to trading of the entire issued and to be issued share capital of the Purchaser on NASDAQ;

"Agreement"	means this written Share Swap Agreement, and all the attachments, annexure and schedules hereto;

"Completion"	means the completion of the sale and purchase of the Sale Shares in accordance with the terms of this Agreement ;

"Completion Date"	means the date on whic h Completion actually takes place under this Agreement;

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"Consideration"	means the sum of RM 1,281,595.00, which is equivalent to USD312,584.00, being the purchase price for the Sale Shares payable by the Purchaser to the Vendors;

"Consideration Shares"	means a total of 312.584 Purchaser's Shares representing 3.03 percent of the entire issued share capital of the Purchaser immediately following Completion to be allotted and issued by the Purchaser to the Vendors fully paid up or credited as fully paid up;

"Encumbrance"	means any claim, charge, mortgage, security, lien, option, equity, pledge, conversion right, right of set off or conversion, trust ,power of sale, hypothecation or other third party right, retention of title, right of pre-emption , right of first refusal or security interest of any kind;

"NASDAQ"	means the United States Stock Exchange which is known as the National Association of Securities Dealer Automated Quotations;

"Purchaser Share"	means an ordinary share in the share capital of the Purchaser;

"Parties" or "Party"	means the parties to this Agreement or such one or more of them as the case may be;

"Purchaser Shares"	means ordinary shares of the Purchaser;

"RM"	means Malaysian Ringgit, the lawful currency of Malaysia;

"Target Company"	means Gem Reward Sdn Bhd (Registration No: 201701019994(1234159-A)), a company incorporated in Malaysia;

"Sale Shares"	means a total of 3,000,000 ordinary shares representing 100% equity interest of the Target Company as stated in Column II of Schedule I; and

"USD"	means the United States dollar, the lawful currency of the United States;

1.2	where two (2) or more persons or parties are included or comprised in any expression, agreement, covenant, term, stipulation, representation, warranty and/or undertaking expressed to be made by or on the part of such persons or parties, the aforementioned shall be deemed to be made by and binding upon and enforceable against such persons or parties jointly and severally (unless otherwise expressly specified herein) ;

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1.3	any reference to "Taxation" shall comprise all forms of taxation whether in Malaysia, or elsewhere in the world, past, present and future (including, without limitation, income tax, capital gains tax, stamp duty, customs and other import or export duties) and all other statutory, governmental or state impositions, duties and levies and all penalties, charges, costs and interest relating to any claim (and for this purpose the expression "claim" shall include any notice, demand, assessment, letter or other document issued or action taken by the inland revenue or other statutory or governmental authority, body or official whosoever (whether of Malaysia or elsewhere in the world) whereby any company within the Group is or may be placed or sought to be placed under a liability to make a payment or deprived of any relief, allowance, credit or repayment otherwise available);

1.4	any reference to "transaction" shall include any transaction, act, event or omission of whatever nature and references to any transaction effected on or before Completion shall include the combined result of two or more transactions, the first of which shall have taken place (or be deemed to have taken place) or the commencement of which shall have occurred (or be deemed to have occurred) on or before Completion;

1.5	references to Clauses, Recitals and Schedules are to clauses, recitals, appendices and schedules to this Agreement and shall form an integral part of this Agreement; and

1.6	the headings are for convenience only and shall not affect the interpretation hereof.

1.7	unless the context otherwise requires, words in the singular shall include the plural and the plural shall include the singular.

1.8	reference to "business day" means a day except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled) on which banks and financial institutions are open for business in Kuala Lumpur, Malaysia; and

1.9	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders .

2.	SALE AND PURCHASE OF SALE SHARES

2.1	Subject to the terms and conditions of this Agreement, the Vendors shall sell with full title guarantee to the Purchaser and the Purchaser shall purchase from the Vendors the Sale Shares free from all Encumbrances and with all rights, benefits and entitlements now or hereafter attaching thereto as at Completion including without limitations, all bonus, rights, dividends and distributions declared and unpaid or made in respect thereof.

2.2	The purchase price for the purchase of the Sale Shares shall be the Consideration, which shall be wholly satisfied by the Purchaser allotting and issuing the Consideration Shares to the Vendors and/or its nominee(s) on the Completion Date and on their issue and allotment each Consideration Share shall be fully paid up or credited as fully paid up and rank pari passu in all respects with the existing ordinary shares of the Purchaser .

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2.3	In order to facilitate Completion, immediately upon execution of this agreement by all the Parties, the Vendors shall deliver to the Purchaser the documents descri bed in clauses 3.2.1, 3.2.2 (undated) and 3.2.3 below.

2.4	The Vendors agree and undertake to the Purchaser that it will not, and shall procure that its nominee(s), where applicable, will not, dispose of and/or create any Encumbrance over the Consideration Shares prior to Admission.

3.	COMPLETION

3.1	Completion shall take place on 28 February 202 1 unless otherwise determined by the board of directors of the Purchaser.

3.2	On Completion, the Vendors shall date (as appropriate) and deliver to the Purchaser:

3.2.1	the share certificates in respect of all the Sale Shares;

3.2.2	valid and registrable transfers in respect of all the Sale Shares duly executed by the Vendors in favour of the Purchaser; and

3.2.3	a certified copy of the resolutions of the directors of the Vendo rs, approving the transfers of the Sale Shares to the Purchaser.

3.3	On Completion, the Purchaser shall deliver or cause to be delivered to the Vendors a certified copy of the resolutions of the board of directors of the Purchaser:

3.3.1	approving the purchase of the Sale Shares; and

3.3.2	resolving to allot and issue the Consideration Shares to the Vendors and/or its nominee(s) on Completion fully paid up or credited as fully paid up on allotment and ranking pari passu in all respects with the existing issued ordinary shares of the Purchaser.

4.	WARRANTIES

4.1	The Vendors acknowledge that they have made representations to the Purchaser as set out in this Agreement with the intention of inducing the Purchaser to enter into this Agreement, and that the Purchaser was induced to enter into t his Agreement by those representations and has entered into this Agreement on the basis of, and in full reliance upon them.

4.2	The Vendors hereby warrant, represent and undertake to and with t he Purchaser and its successors in title as follows:

4.2.	1 the recitals are true and correct in all material respects;

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4.2.2	that the Vendors are, and on the Completion Date will be, the registered legal and beneficial owner of the Sale Shares;

4.2.3	that all the Sale Shares which are registered in the name of the Vendors are and will on the Completion Date be free and clear of all Encumbrances and are not subject to any restrictions with respect to the ability of the Vendors to transfer the Sale Shares and that all such Sale Shares will be transferred to the Purchaser together with full title guarantee and all rights, benefits and entitlements attached thereto;

4.2.4	that there are no outstanding options granted to any third party by the Vendors to purchase all or any of the Sale Shares which are registered in the names of such Vendors and such Vendors have not entered into any contract or arrangement for the sale or disposal of all or any of such Sale Shares or any interest therein to any third party and such Sale Shares are not subject to any options, warrants or rights nor are they agreed conditionally or unconditionally to be placed under any options, warrants or rights;

4.2.5	that all consents, approvals, licences and authorisations of, and all filings and registrations with, any governmental or statutory agency or authority necessary for the due execution and delivery of this Agreement including the approval of Bank Negara Malaysia for investment abroad have been, as far as the same are required to be done or performed by the Vendors by the Completion Date, obtained and will remain valid and in full force and effect up to and as at Completion, and all consents, approvals, licences, authorisations, filings and registrations necessary for the performance or enforceability of this Agreement and for the performance by the Vendors of their obligations under this Agreement have been obtained and will remain valid and in full force and effect up to and as at Completion;

4.2.6	that the Vendors have (and will at all times up to and as at Completion have) full legal rights, powers and authorities to execute, deliver and perform their obligations under this Agreement and all such other agreements, deeds, documents and instruments as are specified or referred to in this Agreement or as are otherwise required in order to implement the transactions envisaged in this Agreement;

4.2.7	that the Vendors have not committed and shall not commit any offence under and/o r is in breach of any of the laws of Malaysia or any jurisdiction elsewhere in the world such as would have a material adverse effect on the business or affairs of the Purchaser or the value of the Sale Shares;

4.2.8	that there is no arrangement, agreement, option or any right made, granted or issued by the Vendors or any person which provides for the issue or gives any person the right to call for the issue of any shares, bonds, options, warrants, debentures or securities of any kind of the same;

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4.2.9	that there is no provision of the memorandum and articles of association or constitution of any the Vendors and no provision of any existing contract, agreement or instrument binding on the Vendors have been or would be contravened by the execution and delivery of this Agreement and such other agreements, deeds, documents and instruments as are specified or referred to in this Agreement or by the performance or observance of the Vendors or any of the terms hereof or thereof;

4.2.10	that all consents, approvals, licences and authorisations of, and all filings and registrations with, any governmental or statutory agency or authority necessary for the Vendors to carry on his business have been obtained and will remain in full force and effect as at the Completion Date;

4.2.11	that there are no other classes of shares in the share capital of the Vendors except ordinary shares which rank pari passu among themselves;

4.2.12	that there is no litigation, arbitration, mediation, conciliation or administrative proceeding taking place, pending or threatened, whose outcome is likely to have a material adverse effect on the ability of such Vendors to perform their obligations under this Agreement; and

4.2.13	that there is no circumstance applicable to such Vendors which could make this Agreement or the transactions contemplated under this Agreement void, voidable or unenforceable under any applicable laws.

4.3	The Vendors further represent, warrant and undertake to and with the Purchaser that it has not taken any action nor, to the best of its knowledge, information and belief, has any other steps been taken or legal proceedings started or threatened against it for its bankruptcy, administration, winding up or dissolution or for it to enter into any arrangement or composition for the benefit of creditors or for the appointment of an administrative receiver, an administrator or a receiver, trustee or any of its respective properties, revenues or assets nor have any orders or resolutions been made or passed for any of the foregoing.

4.4	The Vendors further represent, warrant and undertake to and with the Purchaser that each of the representations, warranties and undertakings given by it contained in this Agreement will be true and accurate in all material respects on each day following the date of this Agreement up to and including the Completion Date as though the same were repeated on each such day including the Completion Date.

4.5	The Vendors hereby covenant and agree to indemnify and keep indemnified the Purchaser and any assignee or assignees of the Purchaser and any of their successors in title against all or any losses, damages, claims and demands arising out of a breach or breaches of the representations, warranties and undertakings given by it in this Agreement or misrepresentations in any material respect under the terms of this Agreement, or for any breach of any term or condition hereof.

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4.6	If prior to the Completion Date it shall be found that any of the warranties, representations or undertakings contained in this Agreement are untrue or incorrect in any material respect, the Purchaser shall be entitled by notice in writing to the Vendors to claim for damages (but without prejudice to any of the rights to which the Purchaser may be entitled at law) but failure to exercise this right shall not constitute a waiver of any other rights of the Purchaser or its successors in title arising out of any breach of warranty, representation or undertaking.

4.7	Each of the representation s, warranties and undertakings contained in this Agreement shall be separate and independent and the rights and remedies of the Purchaser in respect of a breach or breaches of the representations , warranties or undertakings shall not be affected or determined by the completion of the sale and purchase of the Sale Shares hereunder or by any other event or matter whatsoever, except a specific and duly authorised waiver or release by the Purchaser as applicable.

5.	RELEASE AND INDULGENCE BY THE PARTIES

Any liability to any of the Parties hereunder may in whole or in part be released, compounded or compromised by time or indulgence given by any of such Parties in its or their absolute discretion without in any way prejudicing or affecting its or their rights against any other Party or Parties or any further or other rights they may have.

6.	NOTICES

6.1	Subject as otherwise provided in this Agreement, all notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post (or by airmail if overseas) or by facsimile transmission, addressed to the intended recipient thereof at its address or facsimile number set out herein (or to such other address or facsimile number as any Party may from time to time notify to the others) . Any such notice, demand or communication shall be deemed to have been duly served: if delivered personally, immediately; if given by facsimile, on completion of transmission; if given by e-mail, at on completion of transmission; if given by registered post or airmail letter, seven (7) business days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

6.2	The particulars for service of the Vendors are set down hereunder in Schedule I below.

6.3	The particulars for service of the Purchaser are:

Address	45, Jalan USJ 21/10, Usj 21, 47640 Subang Jaya, Sela ngor, Malaysia

Email.	dt@treasuregroup.co

Attention	Dr. Darren Tan Kok Pin

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7.	NO ASSIGNMENT

The Vendors shall not transfer or assign all or any of its rights obligations or benefits hereunder to any third party except with the prior written consent of the Purchaser, which consent shall be given at its absolute discretion.

8.	COSTS

Each of the Parties shall bear its own legal and other costs and expenses incurred in connection with this Agreement and the sale and purchase of the Sale Shares. The Purchaser shall bear all stamp duty payable in respect of the transfer of the Sale Shares, if any.

9.	ENTIRE AGREEMENT & MODIFICATIONS

9.1	This Agreement and the agreements referred to herein embody all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersede and cancel in all respects all previous agreements and undertakings between the Parties with respect to the subject matter hereof, whether such be written or oral.

9.2	This Agreement shall not be altered, changed, supplemented or amended except by written instruments signed by all the Parties.

10.	GOVERNING LAW AND JURISDICTION

10.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter (including without limitation any non-contractual obligations) shall be governed by and construed in accordance with the laws of Malaysia.

10.2	The courts of Malaysia shall have non-exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter.

11.	COUNTERPARTS

This Agreement may be signed in any number of counterparts and by the Parties on separate counterparts, each of which is an original, but all of which constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

12.	TIME OF ESSENCE

Time whenever mentioned is of the essence of this Agreement.

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13.	SEVERANCE

Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

[the rest of this page is intentionally left blank}

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IN WITNESS WHEREOF this DEED has been signed as a deed by or on behalf of each of the Parties hereto and delivered on the date first above written.

PURCHASER

EXECUTED AS A DEED

Signed for and on behalf of

Treasure Global Inc

(Company No. 7908921)

in the presence of

/s/ Wong Hui Shan
*Witness/Signatory

Name (in full):

Wong Hui Shan

NRIC/Passport No. 880810-10-5452

•strikeout whichever is not applicable

/s/ Tan Kok Pin
*Signatory

Name (in full):

Tan Kok Pin

NRIC/Passport No. 831###-##-####

VENDORS

Signed for or on behalf of

TEO CHONG CHAN

(NRIC: 830616-06-5113)

in the presence of:

/s/ Tan Boon Ling
*Witness/Signatory

Name (in full):

Tan Boon Ling

NRIC/Passport No. 770325-07-6058

•strikeout whichever is not applicable

/s/ Teo Chong Chan
*Signatory

AND

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Signed for or on behalf of

OOI JAU LONG

(NRIC: 820306-08-5945)

/s/ Chan Yee Fei
*Witness/Signatory

Name (in full):

Chan Yee Fei

NRIC/Passport No. 880521-06-5095

•strikeout whichever is not applicable

/s/ Ooi Jau Long
*Signatory

AND

Signed for or on behalf of

YU WENG LOK

(NRIC: 790607-10-5175)

in the presence of:

/s/ Chan Yat Kunt
*Witness/Signatory

Name (in full):

Chan Yat Kunt

NRIC/Passport No. 900127-14-6319

•strikeout whichever is not applicable

/s/ Yu Weng Lok
*Signatory

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SCHEDULE!

PARTICULARS OF THE VENDORS AND SALE SHARE, NO. OF CONSIDERATION SHARES TO BE ISSUED AND ALLOTED, AND CONSIDERATIONS FOR THE SALE SHARES

Column I	Column II		Column Ill
PARTICULARS OF VENDORS	SALE SHARES	PERCENTAGE	NO.OF CONSIDERATION SHARES TO BE ISSUED AND ALLOTED	CONSIDERAT ION FOR THE SALE SHARES (RM)
TEO CHONG CHAN (NRIC: 830616-06 -5113) Address for service: No.73, Jala n USJ 13/4, 47620 Subang Jaya, Selangor Malaysia.	1,000,000	33.33%	104, 194.66	427,198.33
OOIJAU LONG (NRIC: 820306-08-5945) Address for service: No.32, Jalan Perlis, Taman Rakyat, 34600 Kamunting, Perak	1,000,000	33.33%	104,194.66	427,198.33
YU WENG LOK (NRIC:790607-10-5175) Address for service: No.32, Ja lan Setia lmpian U13/6E, Setia A lam, 40170 , Shah Alam, Selangor	1,000,000	33.33%	104,194.66	427, 198.33
TOTAL:	3,000,000	100%	312,584	1,281,595.00

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